Exhibit 99.1

FOR IMMEDIATE RELEASE
For further information,
Contact: Rebecca Lentz
(651) 355-4579
Rebecca.lentz@chsinc.com

CHS Inc. Elects Five Directors and Officers for 2019

ST. PAUL, MINN. (Dec. 11, 2018) - CHS Inc. owners have elected a farmer from Nebraska and re-elected four other farmers to serve three-year terms on the board of the nation’s leading farmer-owned cooperative and global energy, grains and foods company.
The elections took place during the 2018 CHS Annual Meeting, held Dec. 7 in Minneapolis. CHS Directors must be full-time farmers or ranchers to be eligible for election to the 17-member board.
Newly elected Director David Beckman of Elgin, Nebraska, succeeds Don Anthony of Lexington, Nebraska, who retired after serving on the board since 2006. Along with his brother and their families, Beckman raises irrigated corn and soybeans and operates a custom hog-feeding operation. He received his bachelor’s degree in agronomy from the University of Nebraska-Lincoln, and he serves as board chairman for Central Valley Ag Cooperative, York, Nebraska, and secretary of the Nebraska Cooperative Council.
Re-elected were Steve Fritel, Rugby, North Dakota, David Johnsrud, Starbuck, Minnesota, David Kayser, Alexandria, South Dakota, and Russ Kehl, Quincy, Washington.
Following the annual meeting, the CHS Board re-elected Dan Schurr, LeClaire, Iowa, to a one-year term as chairman. Other directors selected as officers for 2018 were:

•	C.J. Blew, Castleton, Kansas, first vice chairman

•	David Johnsrud, Starbuck, Minnesota, secretary-treasurer

•	Jon Erickson, Minot, North Dakota, second vice chairman

•	Steve Riegel, Ford, Kansas, assistant secretary-treasurer

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients along with financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.
This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2018. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.